EXHIBIT 10.1

           THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO NETGURU, INC., THAT SUCH REGISTRATION IS NOT REQUIRED.


                      AMENDED AND RESTATED CONVERTIBLE NOTE
                      -------------------------------------

                  FOR VALUE RECEIVED, NETGURU, INC., a Delaware corporation (hereinafter called the "BORROWER"), hereby promises to pay to LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands, Fax:
345-949-9877 (the "HOLDER") or its registered assigns or successors in interest, on order, without demand, the sum of Two Million Four Hundred Thousand Dollars ($2,400,000), with any accrued and unpaid interest on December 4, 2006 (the "MATURITY DATE"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Purchase Agreement (as defined in Section 3.1(a) below). The Borrower previously borrowed $900,000 (the "PRIOR OUTSTANDING LOAN") from the Holder pursuant to that certain $4,000,000 Secured Convertible Note dated July 31, 2003 (the "JULY 2003 NOTE"). The Prior Outstanding Loan is hereby consolidated herewith, without duplication, and shall form a part of the Borrower's obligation to Holder under this Convertible Note. The Borrower's obligations to Holder under the July 2003 Note issued by the Borrower to the Holder are hereby simultaneously with the execution and delivery of this Note by the Borrower to the Holder irrevocably extinguished. This Amended and Restated Note amends and restates in its entirety that certain Convertible Note of the Borrower to the Holder dated as of December 4, 2003 in the original principal amount of One Million Four Hundred Thousand Dollars ($1,400,000).

                  The following terms shall apply to this Amended and Restated
Note:


                                    ARTICLE I

                                    INTEREST

                  1.1 INTEREST RATE. Interest payable on this Note shall accrue at an interest rate per annum equal to the greater of the "prime rate" published in the Wall Street Journal from time to time plus one percent (1.0%) and five percent (5%) and be payable in arrears commencing January 1, 2004 and on the first business day of each consecutive calendar month thereafter, and on the Maturity Date, accelerated or otherwise, due and payable as described below.

                  1.2 PAYMENT GRACE PERIOD. The Borrower shall have a four (4) day grace period to pay any monetary amounts due under this Note. During this grace period, and thereafter until paid, a default interest rate of five percent (5%) per annum above the then applicable interest rate hereunder shall apply to the amounts owed hereunder.

                                   ARTICLE II

                                  AMORTIZATION

                  2.1 MONTHLY PAYMENTS. Subject to the terms of this Article II, beginning August 1, 2004, and thereafter on the first day of each succeeding calendar month until the Maturity Date (each, a "REPAYMENT DATE"), the Borrower shall repay the sum of Fifty Thousand Dollars ($50,000) (to the extent such amount has not been converted pursuant to Article III below), together with interest accrued to date on such portion of the original principal amount plus any and all default payments owing under the Purchase Agreement but not previously paid (collectively the "MONTHLY AMOUNT"), in accordance with Section
2.2 below; provided, however, that if the Borrower's Registration Statement with respect to the shares of Common Stock issuable upon conversion of this Note is declared effective by the Securities and Exchange Commission prior to ninety
(90) days from the date hereof, then the payment the principal portion of the Monthly Amount shall commence on the first business day of each consecutive calendar month, beginning on the first such day which occurs following ninety
(90) days from the date hereof.

                  2.2 CASH OR COMMON STOCK. Subject to the terms hereof, the Borrower has the sole option to determine whether to satisfy payment of the Monthly Amount in full on each Repayment Date either in cash or in shares of Common Stock, or a combination of both. The Borrower shall deliver to the Holder a written irrevocable notice in the form of Exhibit A attached hereto electing to pay such Monthly Amount in full on such Repayment Date in either cash or Common Stock, or a combination of both ("REPAYMENT ELECTION NOTICE"). Such Repayment Election Notice shall be delivered to the Holder at least twenty (20) days prior to the applicable Repayment Date (the date of such notice being hereinafter referred to as the "NOTICE DATE"). If such Repayment Election Notice is not delivered within the prescribed period set forth in the preceding sentence, then the repayment shall be made in cash. If the Borrower repays all or a portion of the Monthly Amount in shares of Common Stock, the number of such shares to be issued for such Repayment Date shall be the number determined by dividing (x) the portion of the Monthly Amount to be paid in shares of Common Stock, by (y) the Conversion Price (as defined herein) as of such date.

                  2.3 NO EFFECTIVE REGISTRATION. Notwithstanding anything to the contrary herein, the Borrower shall be prohibited from exercising its right to repay the Monthly Amount in shares of Common Stock (and must deliver cash in respect thereof) on the applicable Repayment Date if at any time from the Notice Date until the time at which the Holder receives such shares, there fails to exist an effective registration statement or an Event of Default hereunder exists or occurs, unless otherwise waived in writing by the Holder in whole or in part at the Holder's option.

                  2.4 SHARE PRICE/ISSUANCE LIMITATIONS. Notwithstanding anything to the contrary herein, if the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the 10 trading days preceding a Repayment Date was less than 110% of the Fixed Conversion Price, and the Borrower has previously elected to pay all or a portion of the Monthly Amount in shares of Common Stock, then the Borrower, in its sole discretion, shall determine whether (i) to pay the Monthly Amount in cash; or (ii) require the Holder to convert all or part of the Monthly Amount that is payable in shares of Common Stock at a Conversion Price of 85% of the average of the three lowest closing prices during the twenty (20) trading days immediately preceding the Conversion Date. Any part of the Monthly Amount not converted into shares of Common Stock by the following Repayment Date shall be paid by the Borrower in cash on such following Repayment Date. At any time during the relevant month, the Borrower has the option to pay the Monthly Amount, or the unconverted part thereof, in cash and the Conversion Price set forth in this Section 2.4 shall no longer be applicable.

                  2.5 DEEMED CONVERSIONS. Any repayment of the Monthly Amount in shares of Common Stock pursuant to the terms hereof shall constitute and be deemed a conversion of such portion of the applicable principal amount of this Note for all purposes under this Note and the Purchase Agreement (except as otherwise provided herein).

                  2.6 DEEMED OWNERSHIP. In the case of the exercise of the conversion rights or payment of the Monthly Amount set forth herein the conversion privilege shall be deemed to have been exercised and the shares of Common Stock issuable upon such conversion or Repayment shall be deemed to have been issued upon the date of receipt by the Borrower of the Notice of Conversion, a form of which is attached hereto as Exhibit B or Repayment Election Notice, as the case may be. The person or entity entitled to receive Common Stock issuable upon such conversion shall, on the date such conversion privilege is deemed to have been exercised and thereafter, be treated for all purposes as the record holder of such Common Stock.


                                   ARTICLE III

                                CONVERSION RIGHTS

                  3.1. CONVERSION INTO THE BORROWER'S COMMON STOCK.

                  (a) Subject to the provisions set forth above, the Holder shall have the right, but not the obligation, from and after the date hereof, and then at any time until this Note is fully paid, to convert the principal portion of this Note and/or interest and fees due and payable into fully paid and nonassessable shares of common stock of the Borrower as such stock exists on the date of issuance of this Note, or any shares of capital stock of the Borrower into which such stock shall hereafter be changed or reclassified (the "COMMON STOCK") at the conversion price set forth below (the "CONVERSION PRICE"). Notwithstanding the foregoing, the Holder will not be permitted to convert on any Conversion Date (as defined below) an amount of shares having a dollar value exceeding 25% of the aggregate dollar trading volume during the 30 trading days preceding such Conversion Date.

                  Upon delivery to the Borrower of a Notice of Conversion as described in Section 8 of the Securities Purchase Agreement entered into between the Borrower and the Holder relating to this Note (the "PURCHASE AGREEMENT") of the Holder's written request for conversion (the date of giving such notice of conversion being a "CONVERSION DATE"), the Borrower shall issue and deliver to the Holder within three business days from the Conversion Date that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note to be converted and interest, if any, by the Fixed Conversion Price as of the Conversion Date. In the event of any conversions of outstanding principal amount under this Note in part pursuant to this Article III, such conversions shall be deemed to constitute conversions of outstanding principal amount applying to Monthly Amounts for the Repayment Dates in chronological order. By way of example, if the original principal amount of this
Note is $2,400,000 and the Holder converted $75,000 of such original principal amount prior to the first Repayment Date, then (1) the principal amount of the Monthly Amount due on the first Repayment Date would equal $0, (2) the principal amount of the Monthly Amount due on the second Repayment Date would equal $25,000 and (3) the principal amount of the Monthly Amount due on each of the remaining Repayment Dates would be $ $50,000.

                  (b) Subject to adjustment as provided in Section 3.1(c) hereof, the Conversion Price per share shall be $1.30 (the "FIXED CONVERSION PRICE"). If an Event of Default has occurred and be continuing hereunder then the Conversion Price shall be equal to the lower of (i) the Fixed Conversion Price; or (ii) seventy percent (70%) of the average of the three lowest closing prices for the Common Stock on NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the "PRINCIPAL MARKET"), or on any securities exchange or other securities market on which the Common Stock is then being listed or traded, for the thirty (30) trading days prior to but not including the Conversion Date.

                  (c) The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 3.1(a) and 3.1(b), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

                           A. Merger, Sale of Assets, etc. If the Borrower at
any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the number of shares of Common Stock the Holder could have acquired immediately prior to such consolidation, merger, sale or conveyance based on the Fixed Conversion Price or the Conversion Price, as the case may be, as of the closing date thereof. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

                           B. Reclassification, etc. If the Borrower at any time
shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the number of shares of Common Stock into which the Note would have been convertible immediately prior to such reclassification or other change at the Fixed Conversion Price or the Conversion Price, as the case may be, as of the effective date for such reclassification or change.

                           C. Stock Splits, Combinations and Dividends. If the
shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Fixed Conversion Price or the Conversion Price, as the case may be, shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                           D. Share Issuance. Subject to the provisions of this
Section, if the Borrower at any time shall issue any shares of Common Stock prior to the conversion of the entire principal amount of the Note (otherwise than as: (i) provided in Sections 3.1(c)A, 3.1(c)B or 3.1(c)C or this subparagraph D; (ii) pursuant to warrants or options that may be granted in the future under any option plan of the Borrower, or any employment agreement, joint venture, credit, leasing or other financing agreement or any joint venture or other strategic arrangement, in each case now or hereinafter entered into by the Borrower; (iii) pursuant to any agreement entered into by the Company or any of its subsidiaries for the acquisition of another business (whether by stock purchase or asset purchase, merger or otherwise; or (iv) for services rendered by consultants; ((i), (ii), (iii) and (iv) above, are hereinafter referred to as the "EXCLUDED ISSUANCES")) for a consideration less than the Fixed Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Fixed Conversion Price shall be reduced as follows: (i) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Fixed Conversion Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any, received by the Borrower upon such issue of additional shares of Common Stock; and (ii) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. The resulting quotient shall be the adjusted Fixed Conversion Price. Except for the Excluded Issuances for purposes of this adjustment, the issuance of any security of the Borrower carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Fixed Conversion Price upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights.

                  (d) During the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

                  3.2 METHOD OF CONVERSION. This Note may be converted by the Holder in whole or in part as described in Section 3.1(a) hereof and the Purchase Agreement. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

                  3.3 REQUIRED CONVERSION. The Borrower may, at its sole option, provide the Holder irrevocable written notice ("CALL NOTICE") requiring the conversion of all or a portion of the Note held by such Holder as of the date set forth in such Call Notice (the "CALL DATE"), which such date shall be at least 30 days following the date of the Call Notice, provided a registration statement covering resales of that number of shares of Common Stock then issuable upon conversion of this Note pursuant to such Call Notice has been declared effective and is available for use. The amount of Common Stock to be issued in connection with any such conversion pursuant to a particular Call Notice pursuant to this Section 3.3 shall not exceed 20% of the aggregate dollar trading volume of the Common Stock for the 22 trading days immediately preceding the date of such Call Notice. If all of the conditions described herein have been satisfied, no amount (either principal, interest or fees) shall be payable after the Call Date with respect to the portion of the Note so converted and the Borrower will cause a certificate representing the shares of Common Stock so converted to be issued to the Holder upon receipt of a completed Notice of Conversion as provided herein. The conversion price with respect to conversions pursuant to this Section 3.3 shall equal the lesser of (i) the Fixed Conversion Price and (ii) 90% of the average of the fifteen closing prices for the Common Stock on the Principal Market during the period immediately preceding the Call Date.


                                   ARTICLE IV

                                EVENT OF DEFAULT

                  The occurrence of any of the following events is an Event of Default ("EVENT OF DEFAULT"):

                  4.1 FAILURE TO PAY PRINCIPAL, INTEREST OR OTHER FEES. The Borrower fails to pay any installment of principal, interest or other fees hereon or on any other promissory note issued pursuant to the Purchase Agreement and this Note, when due and such failure continues for a period of four (4) days after the due date (this is the same four day period in Section 1.2 above).

                  4.2 BREACH OF COVENANT. The Borrower breaches any material covenant or other term or condition of this Note or the Purchase Agreement in any material respect and such breach, if subject to cure, continues for a period of thirty (30) days after written notice to the Borrower from the Holder.

                  4.3 BREACH OF REPRESENTATIONS AND WARRANTIES. Any material representation or warranty of the Borrower made herein, in the Purchase Agreement, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading and shall not be cured for a period of thirty (30) days after written notice thereof is received by the Borrower from the Holder.

                  4.4 RECEIVER OR TRUSTEE. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

                  4.5 JUDGMENTS. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its property or other assets for more than $250,000, and shall remain unvacated, unbonded or unstayed for a period of ninety (90) days.

                  4.6 BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

                  4.7 STOP TRADE. An SEC stop trade order or Principal Market trading suspension of the Common Stock for 5 consecutive days or 5 days during a period of 10 consecutive days, excluding in all cases a suspension of all trading on a Principal Market.

                  4.8 DEFAULT UNDER RELATED AGREEMENT. An Event of Default occurs under and as defined in the Security Agreement dated as of the date hereof between Borrower and Holder, as such agreement may be amended, modified and supplemented from time to time.

                  4.9 FAILURE TO DELIVER COMMON STOCK OR REPLACEMENT NOTE. The Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note.

                  If an Event of Default occurs and is continuing, the Holder may make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived. In the event of an acceleration, the amount due and owing to the Holder shall be 125% of the outstanding principal amount of the Note (plus accrued and unpaid interest and fees, if any).


                                    ARTICLE V

                                  MISCELLANEOUS

                  5.1 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  5.2 NOTICES. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at the address as set forth on the signature page to the Purchase Agreement executed in connection herewith, with a copy to Richardson & Patel, LLP, attn: Nimish Patel, Esq., 10900 Wilshire Boulevard, Suite 500, Los Angeles, California 90024, facsimile number (310) 208-1154, and to the Holder at the address set forth on the signature page to the Purchase Agreement for such Holder, with a copy to John Tucker, Esq., 825 Third Street, 14th Floor, New York, New York 10022, facsimile number (212) 541-4434, or at such other address as the Borrower or the Holder may designate by ten days advance written notice to the other parties hereto. A Notice of Conversion shall be deemed given when made to the Borrower pursuant to the Purchase Agreement.

                  5.3 AMENDMENT PROVISION. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

                  5.4 ASSIGNABILITY. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder.

                  5.5 GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York; provided, however that the Holder may choose to waive this provision and bring an action outside the state of New York. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note.

                  5.6 MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

                  5.7 SECURITY INTEREST. The holder of this Note has been granted a security interest in the assets of the Borrower more fully described in a Security Agreement dated as of December 4, 2003, as amended.

                  5.8 CONSTRUCTION. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name effective as of this 4th day of December, 2003.

                                                     NETGURU, INC.


                                                     By: /s/ Amrit Das
                                                        ------------------------





WITNESS:



/s/ Bruce Nelson
------------------------

                                    EXHIBIT A

                        FORM OF REPAYMENT ELECTION NOTICE

To:      [HOLDER AT HOLDER'S ADDRESS]

         Pursuant to Section 2.2 of the Amended and Restated Note of netGuru, Inc. issued as of December 4, 2003, we hereby notify you that we are irrevocably electing to repay the outstanding Monthly Amount (as defined in the Note) due on the Repayment Date (as defined in the Note) which occurs on ______, 20__ (CHECK
ONE):

         _____    In full in cash on such Repayment Date.

         _____    In full in shares of the Company's Common Stock within three
(3) trading days following such Repayment Date.

         _____    In part in cash in the amount of $______ on such Repayment
Date, and in part in shares of the Company's Common Stock (in the amount of ______ shares) within three (3) trading days following such Repayment Date.

         _____    In shares, but the Holder will be permitted to convert up to the Monthly Amount that is payable in shares of Common Stock during the period until the next Repayment Date.


                                              netGuru, Inc.

                                              By: ______________________________

                                              Name: ____________________________

                                              Title: ___________________________

                                    EXHIBIT B

                              NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note)


         The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by NETGURU, INC. on December ___, 2003 into Shares of Common Stock of NETGURU, INC. (the "Company") according to the conditions set forth in such Note, as of the date written below.



Date of Conversion:_____________________________________________________________


Conversion Price:_______________________________________________________________


Shares To Be Delivered:_________________________________________________________


Signature:______________________________________________________________________


Print Name:_____________________________________________________________________


Address:________________________________________________________________________

        ________________________________________________________________________